Exhibit 99.1

News

Cephalon Contacts
Media: Robert Grupp
610-738-6402
rgrupp@cephalon.com

Investors: Chip Merritt
610-738-6376
cmerritt@cephalon.com

For immediate release

Cephalon, Inc. Announces Agreement with Ranbaxy Laboratories Limited
Regarding Settlement of PROVIGIL® Patent Litigation

 Parties Also Agree to Business Arrangements Related to Modafinil

Frazer, Pa. – December 22, 2005 – Cephalon, Inc. (Nasdaq: CEPH) announced today that it has entered into an agreement with Ranbaxy Laboratories Limited to settle its pending patent infringement dispute in the United States related to PROVIGIL® (modafinil) Tablets [C-IV].

In connection with the settlement, Cephalon will grant Ranbaxy a non-exclusive royalty-bearing right to market and sell a generic version of PROVIGIL in the United States.  Ranbaxy’s license will become effective in October 2011 in the absence of a pediatric extension for PROVIGIL, which would delay the entry date by six months (to April 2012).  An earlier entry by Ranbaxy may occur based upon the entry of another generic version of PROVIGIL.

The companies also agreed to a series of business arrangements related to modafinil.  Specifically, Ranbaxy has agreed to grant to Cephalon a non-exclusive license, effective immediately, to certain of its worldwide intellectual property rights related to modafinil in exchange for milestone payments.  Cephalon also has agreed to enter into certain arrangements with Ranbaxy related to Ranbaxy’s supply of the active pharmaceutical ingredient modafinil.

The terms of the agreement are confidential, and are subject to review by the U.S. Federal Trade Commission.  Financial terms were not disclosed.

The parties will promptly file a dismissal with prejudice with the United States District Court for the District of New Jersey that will conclude all pending litigation between the parties regarding PROVIGIL.  This settlement and the previously announced settlements with Teva Pharmaceutical Industries Ltd. and Teva Pharmaceuticals USA, Inc. do not affect the status of the ongoing PROVIGIL patent litigations between Cephalon and certain other generic companies

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

that are pending in the U.S. District Court in New Jersey.  These lawsuits claim infringement of Cephalon’s U.S. Patent No. RE37,516 (“the ‘516 Patent”) which covers pharmaceutical compositions and methods of treatment with the form of modafinil contained in PROVIGIL.  The ‘516 patent expires in October 6, 2014 and may be extended by six months (to April 6, 2015) upon submission of pediatric study data that is acceptable to the U.S. Food and Drug Administration.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs approximately 2,600 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

The company currently markets four proprietary products in the United States: PROVIGIL, GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and TRISENOX® (arsenic trioxide) injection, and more than 20 products internationally. Full prescribing information for all U.S. products is available at www.cephalon.com or by calling
1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding the settlement of this litigation, including whether the Federal Trade Commission will approve the terms of such settlement,  anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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